EXHIBIT 11

                                MAXXAM INC.

                      COMPUTATION OF NET INCOME (LOSS)
                   PER COMMON AND COMMON EQUIVALENT SHARE

        (IN MILLIONS OF DOLLARS, EXCEPT SHARE AND PER SHARE AMOUNTS)

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

                                                                                Years Ended December 31,
                                                                         -------------------------------------
                                                                             1995         1994         1993
                                                                         -----------   ----------   ----------
Weighted average common and common equivalent shares outstanding
     during each year                                                     9,376,703    9,376,703    9,376,703
Common equivalent shares attributable to stock options and
     convertible securities                                                  82,590       71,175       80,380
                                                                         -----------   ----------   ----------
     Total common and common equivalent shares                            9,459,293    9,447,878    9,457,083
                                                                         ===========   ==========   ==========

Income (loss) before extraordinary item and cumulative effect of
   changes in accounting principles                                      $     57.5    $  (116.7)   $  (131.9)
Extraordinary item                                                                -         (5.4)       (50.6)
Cumulative effect of changes in accounting principles                             -            -       (417.7)
                                                                         -----------   ----------   ----------
Net income (loss)                                                        $     57.5    $  (122.1)   $  (600.2)
                                                                         ===========   ==========   ==========

Per common and common equivalent share:
     Income (loss) before extraordinary item and cumulative effect of
          changes in accounting principles                               $     6.08    $  (12.35)   $  (13.95)
     Extraordinary item                                                           -         (.57)       (5.35)
     Cumulative effect of changes in accounting principles                        -            -       (44.17)
                                                                         -----------   ----------   ----------
     Net income (loss)                                                   $     6.08    $  (12.92)   $  (63.47)
                                                                         ===========   ==========   ==========

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